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                                                                   EXHIBIT 99.B4


                          FOURTH AMENDMENT TO ADVANCING
                              TERM CREDIT AGREEMENT


         This Fourth Amendment to Advancing Term Credit Agreement dated as of December 31, 1998 (this "FOURTH AMENDMENT") by and among SAN JUAN PARTNERS, L.L.C. ("BORROWER"), and BANK ONE, TEXAS, N.A., a national banking association (the "BANK").

                               W I T N E S E T H:

         Borrower and Bank entered into a Advancing Term Credit Agreement dated January 15, 1998, as amended by that certain First Amendment dated June 3, 1998, that certain Second Amendment dated October 9, 1998 and that certain Third Amendment dated December 31, 1998 (collectively, the "LOAN AGREEMENT").

         Borrower has requested that Bank extend additional loans to Borrower pursuant to that certain Term Credit Agreement dated of even date herewith and Bank is willing to do so subject to and conditioned upon the provisions this Fourth Amendment.

         NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

I.         Amendments to Loan Agreement.

           Article I of the Loan Agreement is hereby amended by adding the following definitions:

           "Fourth Amendment" means the Fourth Amendment to the Loan Agreement dated as of December 31, 1998.

           "Term Credit Agreement" shall mean that certain Term Credit Agreement dated as of December 31, 1998 between Borrower and Bank.

           "Special Collateral" means all of the Bank's security interests in and rights of recourse of any kind against (i) any Trust Units now or hereafter held by Borrower and (ii) any brokerage account in which any Trust Units of Borrower are held (including the Permanent Brokerage Account and the Pass Through Brokerage Account) and (iii) any proceeds or products of any assets described in items (i) and
           (ii) of this definition.

           Section 2.13 as follows is hereby added to the Loan Agreement:

                  2.13 Relationship of this Agreement to Term Credit Agreement. Notwithstanding any of the other terms of this Agreement or the terms of any of the Security Instruments to the contrary, the Special Collateral shall not secure any of the Obligations (as defined in the Term Credit Agreement) under the Term



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           Credit Agreement or any Indebtedness, obligations or liabilities of
           Borrower to Bank under any of the Security Instruments (as defined in the Term Credit Agreement) securing such Obligations or be subject to any of the rights or recourse of Bank under the Term Credit Agreement or any of its Security Instruments (as defined therein). The payment of any liens and security interests securing payment of any and all Indebtedness, liabilities and obligations (the "JUNIOR DEBT") of Borrower to Bank under the Term Credit Agreement and its Security Instruments (as defined therein) shall be subordinate to the Obligations of Borrower to Bank under this Agreement (the "SENIOR DEBT"). The sole consequence of such subordination of the Junior Debt to the Senior Debt shall be that, upon the occurrence of an Event of Default under either this Agreement or the Term Credit Agreement (which Event of Default shall, because of the cross-default provisions of both agreements, constitute an Event of Default under the other agreement) of which Bank has formally notified Borrower and in respect of which Bank has chosen to exercise its right of recourse against Borrower or any of the collateral securing either the Junior Debt or the Senior Debt, any and all funds collected by Bank shall be first applied to the repayment of the Obligations under the Senior Debt and then, to the extent remaining, to the Obligations (as defined in the Term Credit Agreement) under the Junior Debt.

           Section 6.01 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  6.01 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance or sale of securities except (a) Indebtedness in favor of Bank, (b) unsecured accounts payable incurred in the ordinary course of business which are not overdue or if overdue, are acceptable to Bank and are being contested in good faith by appropriate proceedings, (c) Indebtedness under that certain Senior Subordinated Bridge Note Purchase Agreement dated December 31, 1998 between Borrower and First Union Investors, Inc. to the extent such Indebtedness is subject to that certain Subordination Agreement dated as of December 31, 1998 between First Union Investors, Inc. and Bank, (d) Permitted Hedging Transactions (as defined in the Term Credit Agreement), and (e) interest rate swap or other financial hedging agreements, in form and substance and with a person acceptable to Bank.

           Section 7.01(k) as follows is hereby added to the Loan Agreement:

                  (k) Any Event of Default (as that term is defined in the Term Credit Agreement) under the Term Credit Agreement.

III. Extent of Amendments. This Fourth Amendment shall not be deemed to be an amendment by Bank of any covenant, condition or obligation on the part of the Borrower under the Loan Agreement, as amended hereby, except as expressly set forth herein. In addition, this Fourth


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Amendment shall in no respect evidence any commitment by the Bank to grant any future amendments of any covenant, condition or obligation on the part of the Borrower under the Loan Agreement, as amended hereby. Any further amendments, waivers or consents must be specifically agreed to in writing in accordance with
Section 8.12 of the Loan Agreement.

IV. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Fourth Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

           A. The execution and delivery of this Fourth Amendment and the performance of Borrower of its obligations under this Fourth Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon Borrower.

           B. This Fourth Amendment represents the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

           C. Since the date of the Loan Agreement, no change, event or state of affairs has occurred and is continuing which would constitute an event of default as described in Section 7.01 of the Loan Agreement.

V. Defined Terms. Terms used herein that are defined in the Loan Agreement shall have the same meanings herein, unless the context otherwise requires.

VI. Reaffirmation of Loan Agreement. This Fourth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VII. Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE
APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Fourth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Fourth Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.


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VIII.      Severability. Whenever possible each provision of this Fourth
Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment.

IX. Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

X. Section Captions. Section captions used in this Fourth Amendment are for convenience of reference only, and shall not affect the construction of this Fourth Amendment.

XI. Successors and Assigns. This Fourth Amendment shall be binding upon the Borrower, the Bank and its respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and the respective successors and assigns of the Bank.

XII. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to the Loan Agreement, this Fourth Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

XIII. Notice. EXCEPT FOR AGREEMENTS EMBODIED IN THE TERM CREDIT AGREEMENT AND ITS RELATED INSTRUMENTS, THE LOAN AGREEMENT, AS HEREBY AMENDED, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BORROWER AND THE BANK AND SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THE BORROWER CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH IN THE LOAN AGREEMENT, AS HEREBY AMENDED, AND THE OTHER DOCUMENTS PREVIOUSLY EXECUTED IN CONNECTION THEREWITH.



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           IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed as of the day and year first above written.

                                     BORROWER:

                                     SAN JUAN PARTNERS, L.L.C.

                                     By:      O'Sullivan Oil & Gas Company, Inc.
                                              Its Sole Manager


                                              By:
                                                 -------------------------------
                                                       C.N. O'Sullivan
                                                       President

                                     BANK:

                                     BANK ONE, TEXAS, N.A.


                                     By:
                                        ----------------------------------------
                                              Steve Shatto
                                              Vice President


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